                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                   ---------------

                                       FORM S-8

                               REGISTRATION STATEMENT
                                        Under
                             The Securities Act of 1933

                                   ---------------

                              DAYTON HUDSON CORPORATION
                (Exact name of Registrant as specified in its charter)

           Minnesota                               41-0215170
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)

         777 Nicollet Mall                         55402-2055
        Minneapolis, Minnesota                     (Zip Code)
(Address of Principal Executive Offices)

                              DAYTON HUDSON CORPORATION
                        SUPPLEMENTAL RETIREMENT, SAVINGS, AND
                            EMPLOYEE STOCK OWNERSHIP PLAN
                               (Full title of the plan)

                               JoAnn Bogdan, Controller
                              Dayton Hudson Corporation
                                  777 Nicollet Mall
                                Minneapolis, MN  55402
                                 (Name and address of
                                  agent for service)

                                    (612) 370-6948
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

   Title of           Amount          Proposed      Proposed        Amount of
  Securities          to be           maximum       maximum       registration
    to be          registered (1)     offering      aggregate          fee
  registered                          price per     offering
                                      share (2)     price (2)
-------------------------------------------------------------------------------
 Common Stock,
   $.3333
  par value
 (including          5,000,000         $47.3125    $236,562,500      $71,686
  preferred            shares
    share
  purchase
   rights)
-------------------------------------------------------------------------------
                        (cover page is continued on next page)


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(1) The number of shares being registered represents the number of additional shares of Common Stock which may be issued to the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan in addition to shares previously registered.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange consolidated transactions composite tape on May 16, 1997. This Registration Statement will become effective immediately upon filing pursuant to Rule 462 under the Securities Act of 1933.

    Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-66050).

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

    Exhibit                  Description
    -------                  -----------
    (5)       Opinion of Counsel re Legality.

    (23.1)    Consent of Ernst & Young LLP.

    (23.2) Consent of Counsel is contained in the opinion filed as Exhibit (5) to this Registration Statement.

    (24)      Powers of Attorney.

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                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 19th day of May, 1997.

                                       DAYTON HUDSON CORPORATION


                                       By /s/ Douglas A. Scovanner
                                          ---------------------------------
                                          Douglas A. Scovanner, Senior Vice
                                          President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of May, 1997 by the following persons in the capacities indicated:


 /s/ Robert J. Ulrich             Chairman of the Board and Chief Executive
----------------------------------
    Robert J. Ulrich              Officer (Principal Executive Officer)


 /s/ Douglas A. Scovanner         Senior Vice President and Chief Financial
----------------------------------
    Douglas A. Scovanner          Officer (Principal Financial Officer)


 /s/ JoAnn Bogdan                 Controller and Chief Accounting Officer
----------------------------------
    JoAnn Bogdan                  (Principal Accounting Officer)


LIVIO D. DeSIMONE
ROGER A. ENRICO
WILLIAM W. GEORGE
ROGER L. HALE
BETTY RUTH HOLLANDER
MICHELE J. HOOPER
JAMES A. JOHNSON                       DIRECTORS
RICHARD M. KOVACEVICH
STEPHEN W. SANGER
SOLOMON D. TRUJILLO
ROBERT J. ULRICH
JOHN R. WALTER

    Douglas A. Scovanner, by signing his name on the 19th day of May, 1997, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being all of the Directors of the Registrant.




                                         /s/ Douglas A. Scovanner
                                        --------------------------------------
                                        Douglas A. Scovanner, Attorney-in-fact

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                   ----------------


                                       EXHIBITS

                                          TO

                                       FORM S-8




                               REGISTRATION STATEMENT

                                        UNDER

                             THE SECURITIES ACT OF 1933

                                   ---------------


                              DAYTON HUDSON CORPORATION

                                    EXHIBIT INDEX

Exhibit
Number        Description                                                   Page
-------       -----------                                                   ----
(5)           Opinion of Counsel re Legality. . . . . . . . . . . . . . .

(23.1)        Consent of Ernst & Young LLP  . . . . . . . . . . . . . . .

(23.2) Consent of Counsel is contained in the opinion filed as Exhibit (5) to this Registration Statement.

(24)          Powers of Attorney. . . . . . . . . . . . . . . . . . . . .